UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

United America Indemnity, Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House 87 Mary Street George Town Grand Cayman Cayman Islands	KY1-9002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 4, 2010, United America Indemnity, Ltd. (the “Company”) held its 2010 Annual General Meeting of shareholders (the “Annual General Meeting”). The proposals submitted to a vote of the shareholders at the meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2010. The final results of voting for each matter are as follows:

Proposal 1: Election of directors

The following individuals were elected to the Company’s Board of Directors to hold office for the term expiring at the 2011 Annual General Meeting of shareholders or until their successors are elected and qualified:

	Votes For	Votes Against	Abstain	Broker non-votes
Saul A. Fox	259,548,930	14,722,473	4,453	2,210,264
Larry A. Frakes	266,644,007	7,627,396	4,453	2,210,264
Stephen A. Cozen	261,963,509	12,307,894	4,453	2,210,264
James R. Kroner	265,452,786	8,818,617	4,453	2,210,264
Michael J. Marchio	263,141,002	11,130,401	4,453	2,210,264
Seth J. Gersch	266,609,759	7,661,644	4,453	2,210,264
Chad A. Leat	263,938,112	10,333,291	4,453	2,210,264

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 and to authorize the Company’s Board of Directors, acting through its Audit Committee, to set the fees for PricewaterhouseCoopers LLP.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes

272,371,117	1,900,686	4,053	2,210,264

Proposal 3: Wind River Reinsurance Company, Ltd.

A.	Election of directors

The following individuals were elected to Wind River Reinsurance Company’s Board of Directors:

	Votes For	Votes Against	Broker non-votes
Alan Bossin	272,953,559	1,322,297	2,210,264
Larry A. Frakes	272,985,981	1,289,875	2,210,264
Troy W. Santora	272,953,659	1,322,197	2,210,264
Janita Burke (alternative director)	272,953,659	1,322,197	2,210,264

B.	Ratification of the appointment of PricewaterhouseCoopers, Hamilton, Bermuda as the independent auditor of Wind River Reinsurance Company, Ltd. for 2010.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
275,070,555	1,407,531	8,034	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AMERICA INDEMNITY, LTD.

DATE: June 10, 2010

By: /s/ Thomas M. McGeehan
Thomas M. McGeehan
Chief Financial Officer (Authorized Signatory and
Principal Financial and Accounting Officer)